UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 13, 2012
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 13, 2012, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the acquisition of MEDTOX Scientific, Inc. (“MEDTOX”) (NASDAQ: MTOX) by LabCorp.

Early termination of the waiting period satisfies one of the conditions necessary to consummate the pending acquisition. The transaction remains subject to other customary closing conditions set forth in the Agreement and Plan of Merger, dated June 3, 2012, between LabCorp, MEDTOX and Mercer Acquisition Corp., including approval by MEDTOX's stockholders. As previously announced, MEDTOX will hold a special stockholders meeting on Tuesday, July 31, 2012, at 8 a.m., central time, at MEDTOX's headquarters, 402 West County Road D, St. Paul, Minnesota to consider and vote on a proposal to approve the merger agreement and other related matters. Assuming approval or waiver of all closing conditions, the transaction is expected to close in the third quarter of 2012.

Exhibits

99.1	Press Release dated July 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

July 13, 2012